Exhibit 23.1

Consent of Ernst & Young LLP, independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zogenix, Inc. 2010 Equity Incentive Award Plan, As Amended, of Zogenix, Inc. of our report dated March 12, 2012, with respect to the consolidated financial statements and schedule of Zogenix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

May 18, 2012